Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

Momenta Pharmaceuticals Provides Litigation Update

-District Court denies sanofi-aventis request for preliminary injunction for generic Lovenox®-

CAMBRIDGE, MA — August 26, 2010 — Momenta Pharmaceuticals, Inc. (NASDAQ: MNTA), a biotechnology company specializing in the characterization and engineering of complex drugs, today announced that on August 25, 2010, the United States District Court for the District of Columbia denied sanofi-aventis U.S. LLC’s request for a preliminary injunction directing the FDA to suspend and withdraw its approval of the Abbreviated New Drug Application (ANDA) filed by the Company’s collaboration partner, Sandoz,  for enoxaparin sodium injection USP, a generic version of Lovenox®.  The decision is subject to appeal.

“We continue to believe that the FDA engaged in a thorough review of the science supporting the Sandoz enoxaparin sodium injection ANDA, and are pleased that the Court re-affirmed the validity of the FDA’s decision,” stated Craig Wheeler, President and Chief Executive Officer of Momenta.  “Sandoz commenced shipping of enoxaparin sodium injection following the FDA’s marketing approval of Sandoz’s ANDA on July 23, 2010.”

The suit was filed on July 27, 2010 in the United States District Court for the District of Columbia against the U.S. Food and Drug Administration (FDA), Margaret A. Hamburg, Commissioner of Food and Drugs, and Kathleen Sebelius, Secretary of Health and Human Services.   Sandoz intervened in the case, and filed an opposition to the sanofi-aventis request.  Momenta has worked closely with Sandoz to support the FDA in defending the suit.

On July 23, 2010, the U.S. Food and Drug Administration granted marketing approval of Sandoz’s ANDA for enoxaparin sodium injection as an AP-rated generic equivalent of sanofi-aventis’ Lovenox.®

Forward Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including our expectations regarding the outcome of this litigation, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “hope,” “target,” “project,” “goals,” “potential,” “predict,” “might,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange

Commission under the section “Risk Factors,” as well as other documents that may be filed by Momenta from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Momenta is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Momenta

Momenta Pharmaceuticals is a biotechnology company specializing in the detailed structural analysis of complex mixture drugs. Momenta is applying its technology to the development of generic versions of complex drug products, as well as to the discovery and development of novel drugs. Momenta was founded in 2001 based on technology initially developed at Massachusetts Institute of Technology and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.  Our logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Contact:

Beverly Holley

Director, Investor Relations

bholley@momentapharma.com

617-395-5189

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